UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

MIKROS SYSTEMS CORPORATION

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	000-14801 (Commission File Number)	14-1598200 (IRS Employer Identification Number)

707 Alexander Road Building 2, Suite 208 Princeton, NJ (Address of Principal Executive Offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 987-1513

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2017, Mikros Systems Corporation (the “Company,” “we” or “us”) appointed Mark J. Malone to serve as President.

Mark J Malone, 51, has served as Vice President, Commercial Markets of the Company since May 1, 2017. Mr. Malone has more than 20 years of experience in the investment banking and capital markets field. Prior to joining the Company, he served as Managing Director in the Institutional Equity Capital Markets division of Guggenheim Partners from February 2015 through March 2017. He was Managing Director at Janney Capital Markets from December 2013 through February 2015 and Managing Director at Lazard Capital Markets from March 2008 until December 2013. In these senior positions, Mr. Malone performed a variety of executive management functions in equity sales, including revenue/profit responsibilities, and has extensive experience in new business development, capital raising, and relationship management. Malone earned a BS in Business Administration from the University of Richmond and is the son-in-law of Thomas J. Meaney, the Chief Executive Officer and a director of the Company.

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKROS SYSTEMS CORPORATION

Dated: November 3, 2017	/s/ Thomas J. Meaney
Thomas J. Meaney
Chief Executive Officer